ALVIN H. BENDER, CPA
                                 P.O. Box 36203
                           Phoenix, Arizona 85067-6203
                                 (602) 604-2354
                            Facsimile (602) 235-9040




July 25, 2002



novahead, Inc.
2001 East Campbell Avenue, Suite 105
Phoenix, AZ 85016-5573

Re: Consent of Independent Auditor

To Whom It May Concern:

I agree to the inclusion in the Form 10-SB filing of novahead, Inc, of my report, dated May 18, 2001, on my audit of the financial statements of Butterfield-Blair, Inc. for the year ended December 31, 2000, and the period June 29, 1999 (Inception) through December 31, 1999.

Very truly yours,

Alvin H. Bender, C.P.A.



/s/Alvin H. Bender
Alvin H. Bender

AHB:as

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